EX-3 2 exhibit3i.htm
DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
Articles of Incorporation (PURSUANT TO NRS 78)
Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	Aslahan Enterprises Ltd.

2.	Resident Agent	Empire Stock Transfer Inc.
Name and Street Address:	Name
(must be a Nevada address	7251 West Lake Mead Boulevard, Suite 300	Las Vegas	NV	89128
where process may be	Street Address	City	State	Zip Code
served)
Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares)
corporation authorized to	Number of shares	Number of Shares
issue	with par value:	75,000,000	Par value:	0.001	without par value:

4.	Name & Addresses: of	1.	Dave Wong
Board of Directors/Trustees:	Name
(attach additional page	#232-2498 West 41 Avenue	Vancouver	BC	V6M 2A7
there is more than 3	Street Address	City	State	Zip Code
directors/trustees)	2.
Name

Street Address	City	State	Zip Code
3.
Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)	All Legal Purposes

6.	Names, Address	Leah Finke	/s/ Leah Finke
and Signature of	Name	Signature
Incorporator.	7251 West Lake Mead Boulevard Suite 300	Las Vegas	NV	89128
(attach additional page there	Address	City	State	Zip Code
is more than 1 incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of	/s/ Leah Finke	10-26-2005
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.